UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2006

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 8, 2006, the Board of Directors of Autodesk, Inc. (the “Company”) adopted changes to the annual cash compensation paid to non-employee directors of the Company, pursuant to Section 3.15 of the Bylaws of the Company. Effective immediately, non-employee directors of the Company will receive the annual cash compensation set forth below:

Member of the Board of Directors	$75,000
Lead Director	$25,000
Chair of the Audit Committee	$25,000
Chair of the Compensation and Human Resources Committee	$20,000
Chair of the Corporate Governance and Nominating Committee (no change)	$10,000

As in the past, each director may elect to receive up to fifty percent of the annual compensation in cash, with the balance paid in the form of restricted stock issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. The restricted stock issued would vest approximately one year following the date of issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo
Vice President, General Counsel and Secretary

Date: June 14, 2006